UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section l2(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each separate series (each, a “Fund”) of ProShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 10 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 17 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No. 333-89822; 811-21114) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
1. ProShares Ultra QQQ	20-3689103
2. ProShares Ultra Dow 30	20-3689184
3. ProShares Ultra S&P 500	20-3689227
4. ProShares Ultra MidCap400	20-3689206
5. ProShares Ultra SmallCap600	20-5966033
6. ProShares Ultra Russell2000	20-5963205
7. ProShares Ultra Russell 1000 Value	20-5967698
8. ProShares Ultra Russell 1000 Growth	20-5967660
9. ProShares Ultra Russell MidCap Value	20-5972566
10. ProShares Ultra Russell MidCap Growth	20-5967761
11. ProShares Ultra Russell 2000 Value	20-5972710
12. ProShares Ultra Russell 2000 Growth	20-5972626
13. ProShares Ultra Basic Materials	20-5974078
14. ProShares Ultra Consumer Goods ProShares	20-5974160
15. ProShares Ultra Consumer Services	20-5974211
16. ProShares Ultra Financials	20-5974401
17. ProShares Ultra Health Care	20-5974479
18. ProShares Ultra Industrials	20-5974536
19. ProShares Ultra Oil & Gas	20-5974576
20. ProShares Ultra Real Estate	20-5974751
21. ProShares Ultra Semiconductors	20-5974819
22. ProShares Ultra Technology	20-5974619
23. ProShares Ultra Telecommunications	26-2126869
24. ProShares Ultra Utilities	20-5974703
25. ProShares Short QQQ	20-3689265
26. ProShares Short Dow 30	20-3689284
27. ProShares Short S&P 500	20-3869256
28. ProShares Short MidCap400	20-3689300
29. ProShares Short SmallCap600	01-0879232
30. ProShares Short Russell2000	20-5963749
31. ProShares Short MSCI EAFE	26-0426010
32. ProShares Short MSCI Emerging Markets	26-0425684
33. ProShares Short Financials	26-2751472
34. ProShares Short Oil & Gas	26-2751491
35. ProShares UltraShort QQQ	20-3836962

36. ProShares UltraShort Dow 30	20-3836984
37. ProShares UltraShort S&P 500	20-3836953
38. ProShares UltraShort MidCap	20-3836977
39. ProShares UltraShort SmallCap600	20-5966033
40. ProShares UltraShort Russell2000	20-5963622
41. ProShares UltraShort Russell 1000 Value	20-5972877
42. ProShares UltraShort Russell 1000 Growth	20-5972820
43. ProShares UltraShort Russell MidCap Value	20-5973025
44. ProShares UltraShort Russell MidCap Growth	20-5972981
45. ProShares UltraShort Russell 2000 Value	20-5973176
46. ProShares UltraShort Russell 2000 Growth	20-5973099
47. ProShares UltraShort Basic Materials	20-5974903
48. ProShares UltraShort Consumer Goods	20-5974952
49. ProShares UltraShort Consumer Services	20-5975042
50. ProShares UltraShort Financials	20-5975143
51. ProShares UltraShort Health Care	20-5966268
52. ProShares UltraShort Industrials	20-5966737
53. ProShares UltraShort Oil & Gas	20-5967327
54. ProShares UltraShort Real Estate	20-5967533
55. ProShares UltraShort Semiconductors	20-5967573
56. ProShares UltraShort Technology	20-5967363
57. ProShares UltraShort Telecommunications	26-2126749
58. ProShares UltraShort Utilities	20-5967398
59. ProShares UltraShort MSCI EAFE	26-0425948
60. ProShares UltraShort MSCI Emerging Markets	26-0425564
61. ProShares UltraShort MSCI Japan	26-0425790
62. ProShares UltraShort FTSE/Xinhua China 25	26-0425417
63. ProShares UltraShort Lehman 7-10 Year Treasury	26-1353841
64. ProShares UltraShort Lehman 20+ Year Treasury	26-1353968

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: November 10, 2008	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
President